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                                                                     Exhibit 5.1


           [Letterhead of Miles & Stockbridge, a Professional Corporation]

                                                               December 2, 1997

LASER Mortgage Management, Inc.
51 John F. Kennedy Parkway
Short Hills, New Jersey  07078

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933 (the "Act") of 5,019,999 shares of common stock (the "Common Stock") of LASER Mortgage Management, Inc., a Maryland corporation, on its Registration Statement on Form S-11 (the "Registration Statement"), we have examined such corporate records, certificates and documents as we deemed necessary for the purpose of this opinion. Based on that examination, we advise you that in our opinion the Common Stock to be offered by the Selling Stockholders (as that term is defined in the Registration Statement), when sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. Additionally, we understand that Stroock & Stroock & Lavan LLP will rely on our opinion in giving its opinion letter to you on the date hereof and we consent to that reliance. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

                                        Very truly yours,

                                        Miles & Stockbridge,
                                          a Professional Corporation

                                        By:  /s/ J. W. Thompson Webb
                                             -----------------------------
                                             Principal